040102

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT | ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	C. WOLTERS CONSULTANTS, INC.
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: ____ Name ☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below) CARL E. WOLTERS Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity Street Address: 2980 S. RAINBOW BLVD. H-22; City: LAS VEGAS; Nevada; Zip Code: 89146 Mailing Address (if different from street address): ____; City: ____; Nevada; Zip Code: ____
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 75,000,000; Par value per share: $ .001; Number of shares *without par value:* 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Name: CARL E. WOLTERS Street Address: 4322 FLAMING RIDGE TRAIL; City: LAS VEGAS; State: NV; Zip Code: 89147 2) Name: ____ Street Address: ____; City: ____; State: ____; Zip Code: ____
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* ANY LEGAL PURPOSE
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Name: CARL E.WOLTERS; **X** ____ **Incorporator Signature** Address: 4322 FLAMING RIDGE TRAIL; City: LAS VEGAS; State: NV; Zip Code: 89147
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* **X** Carl E. Wolters **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity**; Date: 1-12-2012

This form must be accompanied by appropriate fees.